UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report filed by Altair Engineering Inc. (the “Company” or “Altair”) on December 8, 2020, the Company appointed Matthew Brown as Senior Vice President-Finance, effective January 1, 2021. At the close of business on March 16, 2021, Mr. Brown succeeded Howard Morof as Altair’s Chief Financial Officer (“CFO”) completing our previously announced CFO transition.

On March 17, 2021, the Company announced that Brian Gayle, age 45, has been designated to succeed Mr. Morof as Altair’s principal accounting officer (“PAO”) . Mr. Gayle, has served as our Senior Vice President, Chief Accounting Officer since September 2018. From March 2015 to September 2018, Mr. Gayle served as our Vice President-Corporate Controller. Prior to these roles, Mr. Gayle began his career at Deloitte & Touche, LLP. Mr. Gayle is a certified public accountant and holds a Bachelor’s degree of Accountancy from the Walsh College.

Upon commencement of his appointment as PAO, the Company entered into an indemnification agreement with Mr. Gayle comparable to the indemnification agreement offered to Altair’s other executive officers, a copy of which was previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Date: March 17, 2021	By:	/s/ Raoul Maitra
Raoul Maitra
Chief Legal Officer